Exhibit 99.1

JOINT FILING AGREEMENT

AGREEMENT dated as of March 18, 2026 by and among SUMA Management Corporation, Naseem Saloojee, SUMA Sponsor LP, SUMA Canada Sponsor LP and SUMA Canada II Sponsor LP (together, the “Parties”).

Each Party hereto represents to the other Party that it is eligible to use Schedule 13D to report its beneficial ownership of Class A ordinary shares, $0.0001 par value, of SUMA Acquisition Corporation, as of March 18, 2026, relating to such beneficial ownership, being filed on behalf of each of them.

Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.

Date: March 18, 2026	Naseem Saloojee

By:

		By:	/s/ Naseem Saloojee
		Name:	Naseem Saloojee
		Title:	Authorized Person

Date: March 18, 2026	SUMA Management Corporation By: Naseem Saloojee, its sole director

	By:	/s/ Naseem Saloojee
		Name:	Naseem Saloojee
		Title:	Authorized Person

Date: March 18, 2026	SUMA Sponsor LP

By: SUMA Management Corporation, its General Partner

/s/ Naseem Saloojee
	Name:	Naseem Saloojee
	Title:	Authorized Person

Date: March 18, 2026	SUMA Canada Sponsor LP

By: SUMA Management Corporation, its General Partner

/s/ Naseem Saloojee
	Name:	Naseem Saloojee
	Title:	Authorized Person

Date: March 18, 2026	SUMA Canada II Sponsor LP

By: SUMA Management Corporation, its General Partner

/s/ Naseem Saloojee
	Name:	Naseem Saloojee
	Title:	Authorized Person